Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, Agere Systems Inc., a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2005; and

          WHEREAS, the undersigned is a Director and/or Officer of the Company, as indicated below his or her signature:

          NOW, THEREFORE, the undersigned hereby constitutes and appoints Peter Kelly, as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and/or Officer of the Company, as indicated, to execute and file such Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of October, 2005.
By	/s/ Richard L. Clemmer		By	/s/ Thomas P. Salice
	Name: Title:	Richard L. Clemmer Director		Name: Title:	Thomas P. Salice Director

By	/s/ Richard S. Hill		By	/s/ Rae F. Sedel
	Name: Title:	Richard S. Hill Director		Name: Title:	Rae F. Sedel Director

By	/s/ Arun Netravali		By	/s/ Harold A. Wagner
	Name: Title:	Arun Netravali Direcotr		Name: Title:	Harold A. Wagner Director